UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 7, 2005

Quintiles Transnational Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	000-23520	56-1714315
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4709 Creekstone Drive, Suite 200, Durham, North Carolina		27703-8411
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-998-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05. Costs Associated with Exit or Disposal Activities.

On January 7, 2005, our board of directors approved the second phase of the review we reported in our Form 10-Q for the period ended September 30, 2004. As stated at that time, we have added over 1000 employees during 2004 to service our record backlog and expect to continue adding resources throughout 2005. While we are reducing headcount in certain categories, we are targeting that our overall headcount for the year ending December 31, 2005 will exceed that for the year ended December 31, 2004. We expect that certain costs will be incurred in both our product development and commercial services segments to implement this phase, including restructuring and exit costs. We expect to incur over the first three quarters of 2005 aggregate restructuring charges of approximately $35.7 million. The estimated cash expenditures total approximately $25.1 million and include termination benefits of approximately $12.3 million to eliminate approximately 316 positions globally, and exit costs of approximately $12.7 million. In addition, we anticipate incurring non-cash charges consisting primarily of asset impairments. We are in the process of performing the asset impairment tests and target the charge not to exceed approximately $10.7 million. This charge is due to a write-down of buildings, plant and equipment because of projected underutilization of capacity in manufacturing facilities. We anticipate that additional costs will be incurred in later quarters, as subsequent phases of our review are completed. We will provide supplemental information when those costs are determined. We have targeted substantial completion of the cash expenditures relating to this second phase for the end of 2005.

Information in this report contains "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements represent our judgment concerning the future and are subject to risks and uncertainties that could cause our actual results to differ materially, including, without limitation, the possibility that our headcount for 2005 might not increase as we expect, our ability to complete the planned restructuring and exit activities on schedule and the possibility that actual cash expenditures and non-cash charges could exceed our estimates. Additional factors that could cause actual results to differ materially are discussed in our recent filings with the Securities and Exchange Commission, including but not limited to our Form 10-K, Form 10-Qs and Form 8-Ks.

Item 2.06. Material Impairments.

The information contained in Item 2.05 is incorporated by reference into this Item 2.06.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quintiles Transnational Corp.

January 7, 2005	By:	/s/ John S. Russell

Name: John S. Russell
Title: Executive Vice President